Exhibit 99.1

SSW Partners Completes Acquisition of Veoneer

•	SSW Partners have acquired all shares in Veoneer for $37.00 per share in cash
•	Qualcomm expects to close acquisition of Arriver business from SSW Partners on April 4, 2022

Stockholm – April 1, 2022 – Veoneer today announced that SSW Partners, a New York-based investment partnership (“SSW Partners”), has completed the previously announced acquisition of Veoneer, Inc. for $37.00 per share in an all-cash transaction, representing a total equity value of ~$4.6 billion.

SSW Partners expects to sell Veoneer’s Arriver business to Qualcomm Incorporated (NASDAQ: QCOM) and retain Veoneer’s Tier-1 supplier and integrator businesses. Qualcomm and SSW Partners expect to complete the sale of the Arriver business on Monday, April 4.

The last day of trading for the Veoneer common stock on NYSE and the SDRs on Nasdaq Stockholm was March 31, 2022. Holders of Veoneer common stock or Veoneer SDRs will receive $37.00 per share in cash; holders of SDRs will receive the consideration in SEK.

As previously announced Veoneer’s new owner has appointed Jacob Svanberg as Veoneer’s new CEO, effective April 1. Jan Carlson, who has been the Company’s Chairman, President & CEO since its inception in 2018, is leaving his operational and Board roles at Veoneer, effective April 1, and will support the transition as an advisor to the Board and CEO.

SSW Partners will work closely with Veoneer’s management to ensure the pursuit of Veoneer’s business plan and to lead the process in identifying strong, long-term strategic owners for Veoneer’s Restraint Control Systems and Active Safety businesses. In the interim, Veoneer remains well-positioned to continue executing its strategy and focused on delivering best-in-class innovation, products, and services to its customers.

Centerview Partners LLC and Evercore Group L.L.C. acted as financial advisors to Qualcomm and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel. Davis Polk & Wardwell acted as legal counsel to SSW Partners. Morgan Stanley and Rothschild & Co. acted as financial advisors to Veoneer, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel.

About SSW Partners LP
SSW Partners invests in high-quality businesses and collaborates with partners to create enduring value for all stakeholders. We focus on businesses that consistently invest in their products and people, have built their reputations based on the quality of the goods they produce or services they provide, who have demonstrated the capacity for innovation and constant improvement, and who prioritize the interests of all stakeholders, including employees, customers, owners, and the communities in which the businesses operate.

About Veoneer
Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, develop, and manufacture state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,100 employees in 11 countries. In 2021, sales amounted to $1.66 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

About Qualcomm
Qualcomm is the world's leading wireless technology innovator and the driving force behind the development, launch, and expansion of 5G. When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone. We bring the benefits of mobile to new industries, including automotive, the internet of things, and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions, and substantially all of our products and services businesses, including our QCT semiconductor business.

Contacts

For Veoneer:
Thomas Jönsson
EVP Communications & IR
+46 (0)8 527 762 27
thomas.jonsson@veoneer.com

For SSW Partners:
Steve Lipin/Christina Stenson
Gladstone Place Partners
212-230-5930

For Qualcomm:
Pete Lancia
Corporate Communications
1-858-845-5959
corpcomm@qualcomm.com

Mauricio Lopez-Hodoyan
Investor Relations
1-858-658-4813
ir@qualcomm.com

Veoneer Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.